UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2021

SPECTRUM BRANDS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

SB/RH HOLDINGS, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Registrant	Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Spectrum Brands Holdings, Inc.	Common Stock, $0.01 par value	SPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Spectrum Brands Holdings, Inc.	☐
SB/RH Holdings, LLC	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Spectrum Brands Holdings, Inc.	☐
SB/RH Holdings, LLC	☐

On March 3, 2021, Spectrum Brands Holdings, Inc. announced that Spectrum Brands, Inc., its indirect wholly-owned subsidiary (the “Company”), (i) completed its offering of an aggregate principal amount of $500 million of its 3.875% Senior Notes due 2031 (the “Notes”) and entered into the 2031 Indenture (as defined below), (ii) entered into the First Amendment to Amended and Restated Credit Agreement (as defined below), (iii) received the results of its cash tender offer and solicitation of consent with respect to certain series of outstanding senior notes and (iv) issued a notice of redemption to redeem all of its outstanding 2024 Notes (as defined below) in order to take advantage of favorable market conditions and continue to optimize its capital structure.

Item 1.01	Entry into a Material Definitive Agreement.

Bond Offering

On March 3, 2021, Spectrum Brands, Inc., a wholly owned subsidiary of SB/RH Holdings, LLC (“SB/RH Holdings”) which is a wholly owned subsidiary of Spectrum Brands Holdings, Inc. (“SBH” and, together with its consolidated subsidiaries, “Spectrum Brands,” “we,” “us” or “our”) completed its offering (the “Offering”) of an aggregate principal amount of $500 million of the Notes and entered into the indenture governing the Notes (the “2031 Indenture”), among the Company, the guarantors named therein and US Bank National Association, as trustee.

The Notes offered in the Offering will not be registered under the Securities Act of 1933, as amended, and may not and will not be offered or sold in the United States absent such registration or an exemption from the registration requirements of such Act. This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.

The 2031 Indenture will not be qualified under the Trust Indenture Act.

Certain terms and conditions of the Notes are as follows:

Maturity. The Notes mature on March 15, 2031.

Interest. The Notes accrue interest at a rate of 3.875% per year. Interest on the Notes is paid semi-annually on each March 15 and September 15, commencing on September 15, 2021.

Issue Price. The issue price of the Notes is 100.000% of par.

Guarantees. The Notes are unconditionally, jointly and severally guaranteed, on a senior unsecured basis, by SB/RH Holdings, the Company’s direct parent, and all of the Company’s domestic subsidiaries that guarantee indebtedness under the Company’s credit facilities (including the Company’s secured credit facilities) or any of the Company’s existing notes.

Ranking. The Notes and the guarantees are senior unsecured obligations of the Company and the guarantors and rank equally in right of payment with all of the Company’s and the guarantors’ existing and future senior indebtedness and rank senior in right of payment to all of the Company’s and the guarantors’ future indebtedness that expressly provides for its subordination to the Notes and the guarantees. However, the Notes and related guarantees are effectively junior to any of the Company’s secured indebtedness, including all indebtedness under the Company’s secured credit facilities, to the extent of the value of the assets securing such indebtedness. In addition, the Notes and related guarantees are structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.

Optional Redemption. On or after March 15, 2026, the Company may redeem some or all of the Notes at certain fixed redemption prices expressed as percentages of the principal amount, plus accrued and unpaid interest. In addition, prior to March 15, 2026, the Company may redeem the Notes at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, plus accrued and unpaid interest. Before March 15, 2024, the Company may redeem up to 35% of the Notes, including additional notes, with an amount of cash equal to the net proceeds of equity offerings at a price equal to 103.875% of the principal amount plus accrued and unpaid interest, provided that at least 65% of the aggregate principal amount of the Notes remains outstanding after the redemption.

Change of Control. If a change of control occurs, each holder of Notes may require the Company to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants. The 2031 Indenture governing the Notes contains covenants limiting, among other things, the ability of the Company and its direct and indirect restricted subsidiaries to incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of capital stock; purchase or redeem capital stock; make investments or certain other restricted payments; sell assets; issue or sell stock of restricted subsidiaries; enter into transactions with affiliates; or effect a consolidation or merger. These covenants are subject to a number of important exceptions and qualifications.

Events of Default. The 2031 Indenture contains customary events of default which could, subject to certain conditions, cause the Notes to become immediately due and payable, including, but not limited to, the failure to make premium or interest payments; failure by the Company to accept and pay for Notes tendered when and as required by the change of control and asset sale provisions of the 2031 Indenture; failure to comply with the merger covenant in the 2031 Indenture; failure to comply with certain agreements in the 2031 Indenture following notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding; a default under any mortgage, indenture or instrument caused by a failure to pay any indebtedness at final maturity after the expiration of any applicable grace period or that results in the acceleration of any indebtedness prior to its express maturity, if the amount of such indebtedness aggregates $75 million or more; failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $75 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days; and certain events of bankruptcy or insolvency.

This summary does not purport to be complete and is qualified in its entirety by reference to the form of the Notes and the 2031 Indenture, which are filed as Exhibit 4.1 hereto and are incorporated herein by reference. Interested parties should read these documents in their entirety.

First Amendment to Amended and Restated Credit Agreement

On March 3, 2021, the Company and SB/RH Holdings entered into the First Amendment to Amended and Restated Credit Agreement (the “First Amendment”), by and among the Company, SB/RH Holdings, Royal Bank of Canada, as the administrative agent and the lenders party thereto. The First Amendment amends the Amended and Restated Credit Agreement (the “Existing Credit Agreement” and, as amended by the First Amendment, the “Amended Credit Agreement”), dated as of June 30, 2020, by and among the Company, SB/RH Holdings, Royal Bank of Canada, as the administrative agent and collateral agent and the lenders party thereto.

The Amended Credit Agreement includes certain modified terms from the Existing Credit Agreement to provide for a new term loan facility (the “Term Loan Facility”). The borrowings under the Term Loan Facility, together with the proceeds from the Offering, will be used to fund the consideration to be paid in connection with the Company’s previously announced tender offers and consent solicitation, pay all related fees and expenses and for general corporate purposes.

The Term Facility under the Amended Credit Agreement

The Term Loan Facility is in an aggregate principal amount of $400 million and will mature on March 3, 2028.

All outstanding amounts under the Term Loan Facility will bear interest, at the option of the Company, at a rate per annum equal to (x) the LIBO Rate (as defined in the Amended Credit Agreement), adjusted for statutory reserves, plus a margin of 2.00% per annum or (y) the Alternate Base Rate (as defined in the Amended Credit Agreement), plus a margin of 1.00% per annum.

Prepayment Provisions

The Term Loan Facility will contain mandatory prepayment provisions with respect to asset sales, excess cash flow and issuances of debt obligations (excluding debt permitted under the Amended Credit Agreement) by the Company and certain of its restricted subsidiaries after March 3, 2021 (in each case, subject to customary thresholds, qualifications and exceptions).

Voluntary prepayments of borrowings under the Term Loan Facility are permitted at any time, in agreed-upon minimum principal amounts. Prepayments are not subject to premium or penalty (except customary LIBOR breakage costs, if applicable), other than, prior to September 3, 2021, with respect to voluntary prepayments of the term loans or an amendment to the term loans resulting in a Repricing Transaction (as defined in the Amended Credit Agreement), subject to customary exclusions and exceptions.

Guarantees and Security

Obligations under the Amended Credit Agreement and, at the Company’s option, under certain interest rate protection or other hedging arrangements and certain cash management arrangements (collectively, the “Secured Obligations”) are guaranteed by SB/RH Holdings and the direct and indirect wholly-owned material domestic subsidiaries of SB/RH Holdings, other than the Company (the “Subsidiary Guarantors”), subject to certain exceptions, pursuant to the Loan Guaranty, dated as of June 23, 2015, by and among SB/RH Holdings, the Subsidiary Guarantors party thereto from time to time and Royal Bank of Canada, as administrative agent and collateral agent (the “Loan Guaranty”).

The Secured Obligations are secured by first-priority liens on substantially all of the assets of the Company and the Subsidiary Guarantors, subject to customary exceptions, and on the equity interests of the Company directly held by SB/RH Holdings pursuant to the Security Agreement, dated as of June 23, 2015, by and among the Company, SB/RH Holdings, the Subsidiary Guarantors party thereto from time to time and Royal Bank of Canada, as collateral agent (the “Security Agreement”).

Maturity and Other

The Term Loan Facility will mature on March 3, 2028.

The Amended Credit Agreement contains customary affirmative and negative covenants, including, but not limited to, restrictions on the Company and its restricted subsidiaries’ ability to incur indebtedness, create liens, make investments, pay dividends or make certain other distributions, and merge or consolidate or sell assets, in each case subject to certain exceptions set forth in the Amended Credit Agreement.

The foregoing summary is not complete and is qualified entirely by reference to the full text of the applicable documents. The Amended Credit Agreement, First Amendment, the Loan Guaranty and the Security Agreement are each attached hereto as exhibits and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 1, 2021, the Company received the requisite noteholder consents to enter into a supplemental indenture (the “Second Supplemental Indenture”) with the trustee for the Company’s 6.125% Senior Notes due 2024 (the “2024 Notes”) providing for proposed amendments to the indenture governing the 2024 Notes (as amended, supplemented or otherwise modified from time to time, the “2024 Notes Indenture”).

Pursuant to a consent solicitation dated February 16, 2021, the Company solicited (such solicitation, the “Consent Solicitation”) the required consents of the holders of the 2024 Notes for the proposed amendments (the “Proposed Amendments”) in accordance with the procedures prescribed by the 2024 Notes Indenture. Pursuant to the 2024 Notes Indenture, the written consent of holders of at least a majority in aggregate principal amount of the outstanding 2024 Notes was required to adopt the Proposed Amendments. The noteholder consents for the Proposed Amendments were obtained prior to the expiration of the Consent Solicitation (5:00 p.m., New York City Time on March 1, 2021). Accordingly, upon the Company’s obtaining the noteholder consents for the Proposed Amendments, such noteholder consents became irrevocable in accordance with the terms of the Consent Solicitation. The Company had a total of $250,000,000 aggregate principal amount of 2024 Notes outstanding. The noteholders representing $165,527,000 in aggregate principal amount of 2024 Notes that responded to the Consent Solicitation each consented to the Proposed Amendments.

The Proposed Amendments eliminate substantially all of the restrictive covenants and certain events of default from the 2024 Notes Indenture. The Proposed Amendments became effective upon the execution of the Second Supplemental Indenture, dated March 1, 2021, by and among the Company, the trustee and the guarantors party thereto.

Item 8.01	Other Events.

Spectrum Brands Announces Early Results of Tender Offer and Consent Solicitation for 6.125% Senior Notes due 2024 and Tender Offer for 5.750% Senior Notes due 2025

On March 2, 2021, we issued a press release announcing (i) the early tender and consent results for the Company’s previously announced tender offer to purchase for cash any and all of the outstanding 2024 Notes and solicitation of consents (the “2024 Notes Tender Offer and Consent Solicitation”) to amend the 2024 Notes Indenture and (ii) the early tender results for the Company’s previously announced tender offer to purchase for cash (the “2025 Notes Tender Offer” and, together with the 2024 Notes Tender Offer and Consent Solicitation, the “Tender Offers and Consent Solicitation”) up to $550 million aggregate principal amount of the 5.750% Senior Notes due 2025 (the “2025 Notes”). As of 5:00 p.m., New York City Time on March 1, 2021, the Company had received tenders and consents for $165,527,000 aggregate principal amount of the 2024 Notes, all of which were accepted by the Company for purchase. As of 5:00 p.m., New York City time on March 1, 2021, the

Company had received tenders for $584,821,000 aggregate principal amount of the 2025 Notes, of which $550,033,000 aggregate principal amount were accepted by the Company for purchase. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Spectrum Brands Issues Notice of Redemption for Remaining 6.125% Senior Notes due 2024

On March 3, 2021, the Company issued a notice (the “2024 Notes Notice of Redemption”) to redeem the all the outstanding principal amount of 2024 Notes that will remain outstanding following the final settlement of the 2024 Notes accepted for purchase pursuant to the 2024 Notes Tender Offer and Consent Solicitation.

The Notice of Redemption was delivered pursuant to the 2024 Notes Indenture. For more information regarding the redemption, see the 2024 Notes Notice of Redemption, a copy of which is attached as Exhibit 99.2 hereto and is incorporated into this report by reference. This report does not constitute a notice of redemption for the 2024 Notes.

Forward-Looking Statements

We have made, implied or incorporated by reference certain forward-looking statements in this document. All statements, other than statements of historical facts included or incorporated by reference in this document, without limitation, statements regarding the Offering, the Amended Credit Agreement, the Tender Offers and Consent Solicitation and the redemption of the 2024 Notes, statements or expectations regarding our Global Productivity Improvement Program, our business strategy, future operations, financial condition, estimated revenues, projected costs, projected synergies, prospects, plans and objectives of management, information concerning expected actions of third parties, retention and future compensation of key personnel, our ability to meet environmental, social, and governance goals and statements regarding the expected impact of the COVID-19 pandemic, economic, social, and political conditions or civil unrest in the U.S. and other countries, and other statements regarding the Company's ability to meet its expectations for its fiscal 2021 are forward-looking statements. When used in this document, the words future, anticipate, pro forma, seeks, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, goal, target, could, would, will, can, should, may and similar expressions are also intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation: (1) the impact of the COVID-19 pandemic on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition, and results of operations, all of which tend to aggravate the other risks and uncertainties we face; (2) the impact of our indebtedness on our business, financial condition and results of operations; (3) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (4) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (5) the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business; (6) the impact of fluctuations in transportation and shipment costs, in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (7) interest rate and exchange rate fluctuations; (8) the loss of, significant reduction in, or dependence upon, sales to any significant retail customer(s); (9) competitive promotional activity or spending by competitors, or price reductions by competitors; (10) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (11) the impact of actions taken by significant stockholders; (12) changes in consumer spending preferences and demand for our products, particularly in light of the COVID-19 pandemic and economic stress; (13) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (14) our ability to successfully identify, implement, achieve and sustain productivity improvements (including our Global Productivity Improvement Program), cost efficiencies (including at our manufacturing and distribution operations) and cost savings; (15) the seasonal nature of sales of certain of our products; (16) the effects of climate change and unusual weather activity, as well as further natural disasters and pandemics; (17) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (18) our discretion to conduct, suspend or discontinue our share repurchase program (including our discretion to conduct purchases, if any, in a variety of manners including open-market purchases or privately negotiated transactions); (19) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (20) the impact of existing, pending or threatened litigation, government regulations or other requirements or operating standards applicable to our business; (21) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations; (22) changes in accounting policies applicable to our business; (23) our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income; (24) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (25) our ability to successfully implement further acquisitions or dispositions and the impact of any such transactions on our financial performance; (26) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; (27) the impact of economic, social and political conditions or civil unrest in the U.S. and other countries; (28) the effects of political or economic conditions, terrorist attacks, acts of war, natural disasters, public health concerns or other unrest in international markets; (29) our ability to achieve our goals regarding environmental, social and governance practices; (30) our increased reliance on third party partners, suppliers, and distributors to achieve our business objectives; and (31) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including the 2020 Annual Report and subsequent Quarterly Reports on Form 10-Q.

Some of the above-mentioned factors are described in further detail in the sections entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

4.1	Indenture governing the Notes, dated as of March 3, 2021, among Spectrum Brands, Inc., the guarantors party thereto and US Bank National Association, as trustee.
10.1	First Amendment to Amended and Restated Credit Agreement, dated as of March 3, 2021 (to the Amended and Restated Credit Agreement dated as of June 30, 2020), by and among the Company, SB/RH Holdings, Royal Bank of Canada, as the administrative agent and the lenders party thereto.
10.3	Security Agreement, dated as of June 23, 2015, by and among the Company, SB/RH Holdings, the subsidiary guarantors party thereto from time to time and Deutsche Bank AG New York Branch, as collateral agent (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC by Spectrum Brands Legacy, Inc. (f.k.a. Spectrum Brands Holdings, Inc.) on June 23, 2015 (File No. 001-34757)).
10.4	Loan Guaranty, dated as of June 23, 2015, by and among SB/RH Holdings, the subsidiary guarantors party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC by Spectrum Brands Legacy, Inc. (f.k.a. Spectrum Brands Holdings, Inc.) on June 23, 2015 (File No. 001-34757)).
99.1	Press Release dated March 2, 2021 related to the Tender Offers and Consent Solicitation.
99.2	2024 Notes Notice of Redemption.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Ehsan Zargar
Name:	Ehsan Zargar
Title:	Executive Vice President, General Counsel and Corporate Secretary

SB/RH HOLDINGS, LLC

By:	/s/ Ehsan Zargar
Name:	Ehsan Zargar
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: March 3, 2021